Exhibit 99.1

Faraday Future Receives Nasdaq Acceptance of Plan to Regain Listing Compliance

Los Angeles, CA. (March 15, 2022) - Faraday Future Intelligent Electric Inc. (“FF” or the “Company”) (NASDAQ: FFIE), a California-based global shared intelligent electric mobility ecosystem company, today announced that the Nasdaq Stock Market LLC (“Nasdaq”) has accepted the Company’s plan to regain compliance with Nasdaq Listing Rule 5250(c)(1), which permits the continued listing of FF common stock and warrants on the Nasdaq Global Select Market. Nasdaq has granted the Company an extension until May 6, 2022 to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 (the “Q3 Form 10-Q”). The extension also covers the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “Form 10-K”).

As previously disclosed, the Company received a letter from the Listing Qualifications Department of Nasdaq on November 17, 2021 stating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) because it had not timely filed its Q3 Form 10-Q with the U.S. Securities and Exchange Commission (the “SEC”). The delay in filing the Q3 Form 10-Q was due to the previously announced investigation into allegations of inaccurate disclosures by a special committee of independent FF directors (the “Special Committee”). On February 1, 2022, the Company announced the completion of the Special Committee investigation. Since then, the Company has been continuing to implement the remedial actions approved by the Special Committee and undertaking additional investigative and remedial work based on the results of the Special Committee investigation under the direction of the Executive Chairperson and reporting to the Audit Committee of the FF board of directors, in each case as described in the Company’s Current Report on Form 8-K filed with the SEC on February 1, 2022.

FF remains committed to continue working diligently to finalize and file the Q3 Form 10-Q and other filings and re-establish timely financial reporting as soon as possible. The Company currently expects to file the Q3 Form 10-Q and Form 10-K on or prior to the May 6, 2022 deadline.

Users can reserve an FF 91 Futurist model now via the FF intelligent APP or FF.com at: https://www.ff.com/us/reserve.

Download the new FF intelligent APP at: https://apps.apple.com/us/app/id1454187098 or https://play.google.com/store/apps/details?id=com.faradayfuture.online.

ABOUT FARADAY FUTURE

Faraday Future is a class defining luxury electric vehicle company. The Company has pioneered numerous innovations relating to its products, technology, business model, and user ecosystem since inception in 2014. Faraday Future aims to perpetually improve the way people move by creating a forward-thinking mobility ecosystem that integrates clean energy, AI, the Internet and new usership models. Faraday Future’s first flagship product is the FF 91 Futurist.

FOLLOW FARADAY FUTURE:

https://www.ff.com/

http://appdownload.ff.com

https://twitter.com/FaradayFuture

https://www.facebook.com/faradayfuture/

https://www.instagram.com/faradayfuture/

www.linkedin.com/company/faradayfuture

NO OFFER OR SOLICITATION

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside FF’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, among others, that may affect actual results or outcomes include the implementation of the Special Committee’s actions and related internal review by FF; FF’s ability to file the Q3 Form 10-Q and Form 10-K by May 6, 2022 and its ability to regain compliance with the Nasdaq continued listing standards; FF’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; FF’s estimates of the size of the markets for its vehicles and costs to bring its vehicles to market; the rate and degree of market acceptance of FF’s vehicles; the success of other competing manufacturers; the performance and security of FF’s vehicles; potential litigation involving FF; the result of future financing efforts and general economic and market conditions impacting demand for FF’s products; and the ability of FF to attract and retain employees. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the preliminary registration statement on Form S-1 recently filed by FF and other documents filed by FF from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and FF does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

For Faraday Future

Mark Connelly

Investors: ir@faradayfuture.com

John Schilling

Media: John.Schilling@ff.com

Tim Gilman

Media: tim.gilman@ff.com

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